UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – January 17, 2014

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation from Board

On January 17, 2014, Marc S. Lipschultz notified Energy Future Holdings Corp. (“EFH Corp.”) of his resignation from the Board of Directors of EFH Corp. effective immediately.

Long Term Cash Incentive

On January 22, 2014, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of EFH Corp. approved changes to the compensation of John F. Young, President and Chief Executive Officer of EFH Corp., Paul M. Keglevic, Executive Vice President and Chief Financial Officer of EFH Corp., James A. Burke, President and Chief Executive Officer of TXU Energy and Executive Vice President of EFH Corp., and M. A. McFarland, President and Chief Executive Officer of Luminant and Executive Vice President of EFH Corp. (together, the “Executives”).

The Committee approved long-term cash incentive awards for each of the Executives that are based on the achievement of quarterly and cumulative annual performance goals to be established by the Committee for 2015 and 2016 (the “LTI Awards”). The Executives’ existing long-term cash incentive awards end in 2014, and the LTI Awards are designed to provide incentive to the Executives to continue to achieve top operational and financial performance during 2015 and 2016.

The LTI Awards provide each Executive the opportunity to earn up to his Potential Quarterly Award listed below in each quarter in 2015 and 2016, provided that he is employed by EFH Corp. or an affiliate on the last day of such quarter. The actual amount of the awards will be based upon quarterly and year-to-date performance of EFH Corp.’s businesses as compared to the quarterly and year-to-date performance goals for such businesses established quarterly by the Committee. The sum of each Executive’s awards under the LTI Awards for each of 2015 and 2016 will not exceed the Potential Annual Award amounts listed below.

With respect to each Executive, the LTI Awards will terminate on the earlier of December 31, 2016 or the date on which the Executive receives a grant under a long-term equity incentive plan adopted by EFH Corp. LTI Awards earned during a quarter in which such an equity grant is made to an Executive will be prorated through the date of such grant.

The LTI Awards will be subject to such terms, conditions and restrictions as are contained in each Executive’s respective amended and restated employment agreement.

Name	Potential Quarterly Award	Potential Annual Award
John F. Young	$675,000	$2,700,000
Paul M. Keglevic	$250,000	$1,000,000
James A. Burke	$250,000	$1,000,000
M.A. McFarland	$250,000	$1,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

Dated: January 24, 2014